UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2013

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pro-Rated Bonus Awarded to Mr. Alimi Pursuant to 2013 Bonus Plan

As previously disclosed in the Definitive Proxy Statement filed with the Securities and Exchange Commission by Oculus Innovative Sciences, Inc. (the “Company”) on July 27, 2012, the Company’s Board of Directors approved an incentive bonus plan for the Company’s fiscal year ending March 31, 2013 for the Company’s executive officers and certain of its employees (the “2013 Bonus Plan”). Pursuant to the 2013 Bonus Plan, each employee and executive officer has the potential to earn an annual bonus based on the assessment of the Compensation Committee of the Company’s Board of Directors (the “Committee”) of the individual’s and the Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for each employee and executive officer are set forth in the 2013 Bonus Plan.

On March 18, 2013, the Committee approved an amendment to the compensation of Hojabr Alimi, the Company’s former Chief Executive Officer, and the current Chief Executive Officer of the Company’s subsidiary, Ruthigen, Inc. Mr. Alimi was a participant in the Company’s 2013 Bonus Plan until his resignation as the Company’s Chief Executive Officer. Effective February 4, 2013, Mr. Alimi is a participant in such bonus plans and incentive programs as established by Ruthigen, Inc. While the Company’s 2013 Bonus Plan covers bonuses earned through March 31, 2013, the Committee has determined to compensate Mr. Alimi at this time on a pro-rated basis under the 2013 Bonus Plan for his contributions to the Company toward his set target goals and milestones under the 2013 Bonus Plan.

After reviewing the Company’s 2013 Bonus Plan, objectives, milestones, comparable company data, historical bonus information and target and stretch milestones for the fiscal year ending March 31, 2013 as it relates to Mr. Alimi and Mr. Alimi’s contributions to the Company until his resignation and transfer to Ruthigen, the Committee determined that the 2013 Target Milestones as they pertained to Mr. Alimi were met and that the progress on Ruthigen’s business plan has met or exceeded the timeline set by the Board. Therefore, based upon Mr. Alimi’s contributions to the Company and Ruthigen, the Committee approved a bonus payment. The Committee approved a bonus award to Mr. Alimi under the 2013 Bonus Plan consisting of a one-time cash bonus for $236,000 that was paid on March 18, 2013.

Employment Agreement with Mr. Alimi as Chief Executive Officer of Ruthigen, Inc.

Effective February 4, 2013 (the “Effective Date”), Mr. Alimi stepped down from his position as the Company’s Chief Executive Officer. Concurrently, he was appointed Chief Executive Officer of Ruthigen, Inc., a subsidiary of the Company. Mr. Alimi continues to serve as Chairman of the Company’s Board of Directors to assist during this transitional time.

Until the Effective Date, Mr. Alimi served as the Company’s Chief Executive Officer according to the terms and conditions set forth in the employment agreement dated as of January 1, 2004, between the Company and Mr. Alimi (the “Oculus Employment Agreement”). The Company and Mr. Alimi agreed to terminate the Oculus Employment Agreement as of the Effective Date.

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On March 21, 2013, the Company’s subsidiary, Ruthigen, Inc., entered into a new employment agreement with an effective date of February 4, 2013 (the “Employment Agreement”) with Mr. Alimi to reflect his new role and responsibilities as Chief Executive Officer of Ruthigen, Inc. The Employment Agreement provides for an annual salary of $375,000, or such other amount as the Board may set. The Employment Agreement also provides for payments to Mr. Alimi in the event of termination without cause or resignation by Mr. Alimi for good reason, as such terms are defined in the Employment Agreement. In the event Mr. Alimi is terminated without cause or resigns for good reason, he is entitled to:

—	a lump severance payment equal to 24 times the average monthly base salary paid to Mr. Alimi over the preceding 12 months (or for the term of Mr. Alimi’s employment with the Company’s subsidiary if less than 12 months);

—	automatic vesting of all unvested options and other equity awards;

—	the extension of exercisability of all options and other equity awards to at least 12 months following the date Mr. Alimi terminates employment or, if earlier, until the option expires;

—	up to one year (the lesser of one year following the date of termination or until Mr. Alimi becomes eligible for medical insurance coverage provided by another employer) reimbursement for health care premiums under COBRA; and

—	a full gross up of any excise taxes payable by Mr. Alimi under Section 4999 of the Internal Revenue Code because of the foregoing payments and acceleration (including the reimbursement of any additional federal, state and local taxes payable as a result of the gross up), subject to the restrictions of Section 409A of the Internal Revenue Code.

Mr. Alimi may terminate his employment for any reason upon at least 60 days prior written notice.

Receipt of the termination benefits described above is contingent on Mr. Alimi’s execution of a general release of claims against Ruthigen, its subsidiaries, and its affiliates; his resignation from any and all directorships and every other position held by him with Ruthigen and each of its affiliates, including but not limited to the board of directors of the Company; and his return to Ruthigen and its affiliates (the “Company Group”) of all property belonging to the Company Group, received from or on account of Ruthigen, any other entity in the Company Group, or any of the Company Group’s respective affiliates by Mr. Alimi. In addition, Mr. Alimi is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of the Employment Agreement during the term of his employment, or the confidentiality provisions of the Employment Agreement, whether during or after the term of his employment. Furthermore, Ruthigen is under no obligation to pay the above-mentioned benefits if Mr. Alimi does not comply with the non-solicitation provisions of the Employment Agreement, which prohibits Mr. Alimi from interfering with the business relations of Ruthigen or any other entity in the Company Group, and from soliciting employees of any entity in the Company Group, which provisions apply during the term of employment and for two years following termination. Mr. Alimi also agreed that the non-competition clauses as contained in the Oculus Employment Agreement will continue to be applicable to Mr. Alimi for a one-year period following the Effective Date.

By virtue of Mr. Alimi’s officer position with the Company’s subsidiary and his continued directorship with the Company, he is considered a related party of the Company under federal securities law. The Committee has acknowledged that Mr. Alimi’s entry into the Employment Agreement is a related party transaction and has approved such transaction.

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The Employment Agreement by and between Ruthigen, Inc. and Mr. Alimi is attached to this Current Report on Form 8-K as Exhibit 10.1 and its terms are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On March 22, 2013, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware in order to effect a 1-for-7 reverse stock split of the Company’s common stock. The number of authorized shares of the Company’s common stock shall also be proportionally decreased by a ratio of 1:7.

As disclosed in further detail under Item 5.07 below, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as amended to effect a reverse stock split of the Company’s common stock, at a whole number ratio in the range of 1:3 to 1:7. On March 22, 2013, the Board of Directors selected the 1-for-7 reverse stock split ratio and authorized the implementation of the reverse stock split.

The Company expects the reverse stock split will be effective on or about March 29, 2013. The Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and its terms are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Special Meeting of Stockholders of the Company (the “Special Meeting”) was held on March 22, 2013. Proxies were solicited pursuant to the Company’s definitive proxy statement filed on February 5, 2013 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

The number of shares of the Company’s common stock entitled to vote at the Special Meeting was 37,369,888. The number of shares of common stock present or represented by valid proxy at the Special Meeting was 29,152,654. Each share of common stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the Special Meeting.

At the Special Meeting, the Company’s stockholders were asked to (i) approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, and to authorize the Company’s Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of the Company’s outstanding common stock, at a whole number ratio in the range of 1:3 to 1:7, such ratio to be determined in the discretion of the Company’s Board of Directors, and to proportionally decrease the total number of shares that the Company is authorized to issue by a factor of 1:3 to 1:7, such ratio to be determined in the sole discretion of the Company’s Board of Directors, in conjunction with the proposed reverse split, and (ii) authorize the Company’s Board of Directors to file such amendment, if in their judgment it is necessary, that would effect the foregoing. The voting results reported below are final.

Proposal No. 1 – Approval of an Amendment to the Company’s Restated Certificate of Incorporation, as Amended, and to Authorize the Company’s Board Of Directors, if in their Judgment it is Necessary, to Effect a Reverse Stock Split of the Company’s Common Stock, $0.0001 Par Value Per Share, at a Whole Number Ratio in the Range of 1:3 To 1:7, Such Ratio to be Determined in the Discretion of the Company’s Board Of Directors

Proposal No. 1 was approved. The voting results for Proposal No. 1 were as follows:

FOR	AGAINST	ABSTAIN
26,291,539	2,647,130	213,985

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Item 8.01.	Other Events.

On March 22, 2013, at the Special Meeting, the Company’s stockholders approved a proposal that authorized the Company’s Board of Directors, in its discretion, to effect a reverse stock split by a ratio of not less than 1-for-3 and not more than 1-for-7 of the Company’s outstanding common stock. The Company’s Board of Directors approved the implementation of a reverse stock split and determined the appropriate reverse stock ratio to be a ratio of 1-for-7 (the “Reverse Stock Split”). As of the effective date of the Reverse Stock Split, every seven shares of “old” common stock will be converted into one “new” share of common stock. The number of authorized shares of the Company’s common stock shall also be proportionally decreased by a ratio of 1:7.

As a result of the Reverse Stock Split, holders of certificates representing shares of “old” Common Stock prior to the effective date have the right to receive, upon surrender of their certificates of “old” common stock, “new” shares of common stock at the ratio of one share of “new” common stock for every seven shares of “old” common stock. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, holders of “old” shares of common stock who otherwise would have received fractional shares will receive the number of shares rounded up to the next whole number.

Existing stockholders holding common stock certificates will receive a Letter of Transmittal from the Company’s transfer agent, Computershare, Inc. with specific instructions regarding the exchange of shares. Additional information regarding the effects of the Reverse Stock Split may be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 5, 2013. The Company expects the Reverse Stock Split to effective on or about March 29, 2013.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, the Company’s planned spin-off, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K and in other documents that the Company files from time to time with the SEC. These risks include, but are not limited to, the uncertainties associated with effecting a spin-off of a separate public company, and the discretion of the Company’s Board of Directors to delay or cancel the spin-off prior to execution. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., as amended.

10.1	Employment Agreement by and between Ruthigen, Inc. and Hojabr Alimi, dated March 21, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc. (Registrant)

Date: March 22, 2013	By:	/s/ Robert Miller
Name: Robert Miller
Title: Chief Financial Officer

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